                                            REGISTRATION STATEMENT NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           NEW ROCKWELL COLLINS, INC.
                     (TO BE RENAMED ROCKWELL COLLINS, INC.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

          DELAWARE                          400 COLLINS ROAD NE                         52-2314475
(STATE OR OTHER JURISDICTION                 CEDAR RAPIDS, IOWA                      (I.R.S. EMPLOYER
             OF                                (319) 295-1000                       IDENTIFICATION NO.)
      INCORPORATION OR          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
        ORGANIZATION)                        NUMBER, INCLUDING
                               AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE
                                                  OFFICES)

                                CLAYTON M. JONES
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             ROCKWELL COLLINS, INC.
                              400 COLLINS ROAD NE
                            CEDAR RAPIDS, IOWA 52498
                                 (319) 295-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:

                             PETER R. KOLYER, ESQ.
                             CHADBOURNE & PARKE LLP
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112
                                 (212) 408-5100
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

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                                                   AMOUNT            PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
                                                   TO BE              OFFERING PRICE          AGGREGATE          REGISTRATION
  TITLE OF SECURITIES TO BE REGISTERED         REGISTERED(1)           PER SHARE(2)       OFFERING PRICE(2)           FEE
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
Common Stock, par value $.01 per share
(including the associated Preferred
Share Purchase Rights)..................     15,000,000 shares           $7.57377           $113,606,550            $28,402
---------------------------------------------------------------------------------------------------------------------------------
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

(1) The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this registration statement include, pursuant to Rule 416 under the Securities Act, such additional number of shares of the registrant's Common Stock as may be offered or issued as a result of any stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on (a) the book value as of March 31, 2001 of the net assets held or to be received by the Registrant in the initial transaction in which the Registrant's securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to the Registrant's registration statement on Form 10, as amended (File No. 001-16445), will be issued, divided by (b) the number of shares of Common Stock estimated to be outstanding after such initial issuance.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
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

THE INFORMATION IN THIS PROSPECTUS IS INCOMPLETE AND MAY BE CHANGED. THE SELLING SECURITYHOLDERS MAY NOT SELL THE SECURITIES TO BE SOLD BY THEM AND WE
MAY NOT SELL THE SECURITIES TO BE SOLD BY US UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION -- DATED JUNE 15, 2001

PROSPECTUS

                             ROCKWELL COLLINS, INC.
                             2001 STOCK OPTION PLAN

                            ------------------------

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
             (INCLUDING ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

     The [15,000,000] shares of common stock offered by this prospectus may be acquired by you as a participant in the Rockwell Collins, Inc. 2001 Stock Option Plan upon the exercise of options to purchase shares of our common stock held by you in accordance with the terms of the plan and your option agreement. Any proceeds received by us from the exercise of the stock options covered by the plan will be used for general corporate purposes.

     This prospectus may also be used by certain of our officers and directors and their permitted transferees, who may be deemed to be "affiliates" of us under the Securities Act of 1933, to offer and sell shares of common stock acquired upon the exercise of the stock options under the plan. These selling shareowners may sell these shares from time to time at various prices and through a number of methods, including through brokers or dealers who may receive compensation in the form of commissions, discounts or other concessions. We will pay the expenses relating to this prospectus, but will not receive any of the proceeds from sales by the selling shareowners. The number of shares to be sold, the names of the selling shareowners and any other relevant information concerning a particular offering will be included in a supplement to this prospectus.

     An associated preferred share purchase right is included with each share of common stock issued under the plan.

     Our common stock and associated preferred share purchase rights have been approved for listing, subject to official notice of issuance, on The New York Stock Exchange under the trading symbol "COL".

                            ------------------------

     IN REVIEWING THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this prospectus is                , 2001.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR TO
WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH
INFORMATION THAT IS DIFFERENT.

     THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF THE DATE IT
WAS FILED. YOU SHOULD BE AWARE THAT SOME OF THIS INFORMATION MAY HAVE CHANGED BY
THE TIME THIS DOCUMENT IS DELIVERED TO YOU.

                            ------------------------

                               TABLE OF CONTENTS

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                                                              PAGE
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
Available Information.......................................    1
Incorporation of Documents By Reference.....................    2
Summary.....................................................    3
Risk Factors................................................    4
Use of Proceeds.............................................    8
Determination of Option Exercise Prices.....................    9
The Plan....................................................   10
Tax Consequences............................................   14
Selling Shareowners.........................................   16
Experts.....................................................   16
Legal Matters...............................................   17

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                             AVAILABLE INFORMATION

     In accordance with the Securities Act of 1933, as amended, or the Securities Act, we filed a registration statement on Form S-3 with the Securities and Exchange Commission, or the Commission, relating to our common stock. This prospectus does not contain all of the information included in the registration statement and its attached exhibits. Some items are omitted in accordance with the rules and regulations of the Commission. For further information about us and our common stock, reference is made to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if the contract or document is filed as an exhibit, reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. You may read and obtain copies of this registration statement and any amendments to it, including its exhibits, as described below.

     In accordance with the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file reports, proxy and information statements and other information with the Commission. You may read and copy these reports, proxy and information statements and other information that we file, including the registration statement and its exhibits, at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants (including us) that file electronically with the Commission (http://www.sec.gov). We also maintain an Internet site at http://www.rockwellcollins.com. Our Internet site and the information contained therein or connected thereto are not intended to be incorporated into this prospectus or the registration statement of which it forms a part.

     You also may inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The Commission's rules allow us to "incorporate by reference" into this prospectus the information we file with the Commission. This means that we can disclose important information to you by referring you to those filings. This information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the Commission will automatically update and supersede this information. Any such information so modified or superseded will not constitute a part of this prospectus, except as so modified or superseded. We incorporate by reference our registration statement on Form 10, as amended (File Number 001-16445), filed with the Commission in accordance with the Exchange Act and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of securities by this prospectus is completed. Our Form 10 contains a description of our common stock under Item 11.

     Upon written or oral request, we will provide you with a copy of any of the incorporated documents without charge (not including exhibits to the documents unless exhibits are specifically incorporated by reference into the documents). You may submit a request for this material to Shareowner Relations, Rockwell Collins, Inc., 400 Collins Road NE, Cedar Rapids, Iowa 52498 (telephone number
(319) 295-4045).

                                    SUMMARY

OUR COMPANY

     New Rockwell Collins, Inc. (to be renamed Rockwell Collins, Inc.), a Delaware corporation incorporated in March 2001, is currently a wholly-owned subsidiary of Rockwell International Corporation. After the distribution by Rockwell to its shareowners of all of the outstanding shares of our common stock, we will be a separately-traded public company and will own and operate the Avionics and Communications business now owned and operated by Rockwell. Prior to the distribution, Rockwell will transfer to us the assets and liabilities of the Avionics and Communications business, including the stock of certain subsidiaries, and certain other assets and liabilities which will be allocated to us under the distribution agreement to be entered into among Rockwell, the Rockwell Science Center and us. Our principal corporate offices are located at 400 Collins Road NE, Cedar Rapids, Iowa 52498, and our telephone number is (319) 295-1000.

     We are a world leader in providing aviation electronics and airborne and mobile communications products and systems for commercial and military applications. We have a global presence, with operations in 27 countries, and serve our worldwide customer base through our Commercial Systems and Government Systems businesses. Our Commercial Systems business supplies flight deck electronic products and systems, including communications, navigation, display and automatic flight control systems, as well as in-flight entertainment and information management systems, to manufacturers of commercial air transport, business and regional aircraft and commercial airlines throughout the world. Our Government Systems business supplies defense electronics products and systems, including communications, navigation and integrated systems, for airborne, ground and shipboard applications to the U.S. Department of Defense, foreign militaries and manufacturers of military aircraft and helicopters. In addition, both our Commercial Systems and Government Systems businesses provide a wide array of services and support to our customers through our network of over 60 service locations worldwide.

THE OFFERINGS

     As a result of the distribution, some or all of your options to purchase shares of Rockwell common stock will be adjusted so that you will hold options to purchase shares of our common stock, or Collins options. We will assume Rockwell's obligations for the Collins options and have implemented the 2001 Stock Option Plan, or the Plan, to govern the terms of the Collins options.

     As a Collins option holder you are entitled to purchase shares of our common stock, subject to the provisions of the Plan and your option agreement.
The exercise prices for the Collins options range from [     ] to [     ]. A
total of approximately [15,000,000] shares of our common stock, subject to adjustment, may be purchased upon the exercise of Collins options covered by the Plan.

     This prospectus also relates to offers and sales by certain of our officers and directors and their permitted transferees, referred to as the Selling Shareowners, who may be deemed to be our affiliates, as defined in Rule 405 under the Securities Act, of shares of our common stock that they may acquire upon the exercise of Collins options.

     Our principal executive offices are located at 400 Collins Road N.E., Cedar Rapids, Iowa 52498 (telephone number (319) 295-1000).

                                  RISK FACTORS

     You should carefully consider and evaluate all of the information set forth in this prospectus, including the risk factors listed below.

                         RISKS RELATED TO OUR BUSINESS

WE MAY NOT BE ABLE TO CONTINUE TO COMPETE EFFECTIVELY IN OUR HIGHLY COMPETITIVE MARKETS.

     The aerospace industry in which we operate is highly competitive. We compete worldwide with a number of United States and international companies that are both larger and smaller than us in terms of resources and market share, and some of which are our customers. Some of our competitors have more extensive or more specialized engineering, manufacturing and marketing capabilities than we do in some areas. As a result, these competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or may be able to devote greater resources to the development, promotion and sale of their products than we can. Furthermore, some of our competitors who have greater financial resources than we do may be better able to provide financing to their customers in connection with sales of their products.

THE SIGNIFICANT MARKET CONSOLIDATION OCCURRING IN THE INDUSTRIES IN WHICH WE OPERATE COULD NEGATIVELY IMPACT OUR MARKET SHARE AND RESULTS OF OPERATIONS.

     The aerospace industry in which we operate has been experiencing significant consolidation among suppliers, including us and our competitors, and the customers we serve. Commercial airlines have increasingly been merging and creating global alliances to achieve greater scale and enhance their geographic reach. Aircraft manufacturers continue to make acquisitions to expand their product portfolios to better compete in the global marketplace. In addition, aviation electronics and communications suppliers have been consolidating and forming alliances to broaden their product and integrated system offerings and achieve critical mass. This supplier consolidation is in part attributable to aircraft manufacturers and airlines more frequently awarding long-term sole source or preferred supplier contracts to the most capable suppliers, thus reducing the total number of suppliers from whom components and systems are purchased. Recent examples of aerospace supplier consolidations include the merger of Honeywell, Inc. and AlliedSignal, Inc., followed shortly thereafter by the announced merger of General Electric Company with the new Honeywell. Other large competitors that have recently been created include Raytheon Company, BAE Systems, plc, Thales S.A. (the parent company of Sextant Avionique, S.A.) and Lockheed Martin Corporation. Our competitive position may be disadvantaged because larger competitors may be able to offer a broader product line to our customers. There can be no assurance that our market share and results of operations will not be adversely impacted as a result of consolidation by our competitors or customers.

DOWNTURNS IN THE CYCLICAL AEROSPACE INDUSTRY MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     The aviation electronics and communications markets in which we sell our products are, to varying degrees, cyclical and have experienced periodic downturns. For example, markets for our commercial aviation electronic products have experienced downturns during periods of slowdowns in the commercial airline industry and during periods of weak conditions in the economy generally, as demand for new aircraft typically declines during these periods. Although we believe that aftermarket demand for many of our products and our Government Systems business may reduce our exposure to these business downturns, we have experienced these conditions in our business in the past and may experience downturns in the future.

WE DEPEND TO A SIGNIFICANT DEGREE ON U.S. GOVERNMENT CONTRACTS, WHICH ARE SUBJECT TO UNIQUE RISKS.

     In fiscal 2000, 27% of our sales were derived from United States government contracts. In addition to normal business risks, companies engaged in supplying military equipment to the United States government are subject to unique risks which are largely beyond our control. These risks include:

     - dependence on Congressional appropriations and administrative allotment of funds;

     - the ability of the U.S. government to terminate, without prior notice, partially completed government programs that were previously authorized;

     - changes in governmental procurement legislation and regulations and other policies which may reflect military and political developments;

     - significant changes in contract scheduling;

     - intense competition for available United States government business necessitating increases in time and investment for design and development;

     - difficulty of forecasting costs and schedules when bidding on developmental and highly sophisticated technical work;

     - changes over the life of United States government contracts, particularly development contracts, which generally result in adjustments of contract prices; and

     - claims based on United States government work, which may result in fines, the cancellation or suspension of payments or suspension or debarment proceedings affecting potential further business with the United States government.

OUR LARGEST CUSTOMERS HAVE SUBSTANTIAL BARGAINING POWER, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

     Our largest customers have substantial bargaining power, including with respect to price and other commercial terms. Although we believe that we generally enjoy good relations with our customers, loss of all or a substantial portion of our sales to any of our large volume customers for any reason, including the loss of contracts, reduced or delayed customer requirements or strikes or other work stoppages affecting production by these customers, could have a material adverse effect on our business, financial condition and results of operations. During fiscal 2000, various branches of the United States government accounted for 27% of our total sales and The Boeing Company accounted for 9% of our total sales.

IMPEDIMENTS TO THE TRANSITION TO FREE FLIGHT TECHNOLOGIES, INCLUDING THE FAILURE OF GOVERNMENT AVIATION AGENCIES TO PROVIDE THE NECESSARY INFRASTRUCTURE TO ENABLE THIS TRANSITION, MAY IMPACT FUTURE SALES.

     The aerospace industry is experiencing a global transition from traditional communications, navigation, surveillance and air traffic control systems to "free flight" air traffic management systems utilizing satellite-based technologies that will allow pilots to fly at desired paths and speeds selected in real time, while still complying with instrument flight regulations. This transition to free flight technologies will require the use of digital communications systems, global positioning system navigation, satellite surveillance techniques and ground surveillance systems. Free flight technologies are expected to result in more direct and efficient flight routes, fewer flight delays and reduced airport congestion.

     The FAA and similar aviation authorities throughout the world are developing national and international standards and the necessary infrastructure, including ground surveillance systems, for free flight technologies. As a result, free flight technologies and the demand for products using these technologies is expected to develop incrementally and on varying timetables across geographic regions throughout the world. We and other suppliers are actively involved in establishing new regulatory standards and are working closely with regulatory agencies and industry forums around the world to ensure that our free flight architectures and products will be compliant.

     Although we believe that we are well positioned to participate in this market evolution, our ability to capitalize on the transition to free flight technologies is subject to various risks, including:

     - delays in the development of the necessary satellite and ground infrastructure by U.S. and foreign governments;

     - delays in adopting national and international regulatory standards;

     - failure of our product development investments in communications, navigation and surveillance products that enable free flight to coincide with market evolution to, and demand for, these products; and

     - the ability and desire of customers to invest in products enabling free flight.

OUR MANUFACTURING OPERATIONS IN CALIFORNIA MAY BE ADVERSELY AFFECTED BY POWER OUTAGES AND WILL BE ADVERSELY AFFECTED BY INCREASED ELECTRIC POWER COSTS IN THAT STATE.

     We have manufacturing operations in California, which may experience electric power outages due to the difficulties being encountered by the electric utility industry in that state. If our California operations were to shut down due to lack of electric power for extended periods, they might be unable to meet customers' delivery schedules, thereby adversely affecting our revenue. In addition, our California operations may experience increased operating expenses due to inefficiencies resulting from irregular interruptions in electric power supply. These operations also will incur increased electric power costs in the future. We are unable to predict how long the difficulties faced by the electric utility industry in California will continue, or how such difficulties will be resolved. To the extent they do continue and our operations experience power outages and/or increases in their cost of electric power, our business could be adversely affected.

WE DO NOT HAVE A RECENT OPERATING HISTORY AS AN INDEPENDENT COMPANY.

     We do not have a recent operating history as an independent company. The historical financial information we have incorporated by reference in this prospectus has been derived from Rockwell's consolidated financial statements and does not reflect what our financial position, results of operations and cash flows would have been had we been a separate, stand-alone entity during the periods presented. Rockwell did not account for us, and we were not operated, as a single stand-alone entity for the periods presented. In addition, the historical information is not necessarily indicative of what our results of operations, financial position and cash flows will be in the future. For example, following our separation from Rockwell, changes will occur in our cost structure, funding and operations, including changes in our tax structure, increased costs associated with reduced economies of scale and increased costs associated with becoming a public, stand-alone company. While we have been profitable as part of Rockwell, we cannot assure you that as a stand-alone company our profits will continue at a similar level.

     In addition, we have historically relied on Rockwell for various financial, legal, administrative and other corporate services to support our operations. After the distribution, Rockwell will continue to supply us certain of these services on a short-term transitional basis. However, we will be required to establish the necessary infrastructure and systems to supply these services on an ongoing basis. We may not be able to replace these services provided by Rockwell in a timely manner or on terms and conditions, including cost, as favorable as those we receive from Rockwell.

     Furthermore, following the distribution we will maintain our own banking relationships and sources of long-term funding. We have entered into a credit facility and expect to establish a commercial paper program, one or both of which we will use to fund a pre-distribution payment to Rockwell of $300 million and for our working capital and our other general corporate purposes following the distribution. Although we believe that cash flows from operations and available borrowings under our credit facility and commercial paper program will be sufficient to satisfy our future working capital, research and development, capital expenditure and other financing requirements, there can be no assurance that this will be the case.

OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE PROJECTIONS AND BUSINESS TRENDS INCLUDED IN THIS PROSPECTUS.

     In addition to the historical information incorporated by reference herein, this prospectus contains or incorporates by reference statements, including certain projections and business trends, that are forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including those discussed in this prospectus, as well as other risks and uncertainties, including but not limited to those detailed from time to time in our Securities and Exchange Commission filings.

                 RISKS RELATED TO OUR SEPARATION FROM ROCKWELL,
            THE SECURITIES MARKETS AND OWNERSHIP OF OUR COMMON STOCK

SUBSTANTIAL SALES OF OUR COMMON STOCK MAY OCCUR AFTER THE DISTRIBUTION, WHICH COULD CAUSE OUR STOCK PRICE TO DECLINE.

     There is no current trading market for our common stock, and while a "when-issued" trading market is expected to develop prior to the distribution, there can be no assurance as to the prices at which trading in our common stock will occur after the distribution. At least until our common stock is fully distributed and an orderly market develops, and even thereafter, the market price of our common stock may fluctuate significantly.

     Substantially all of the shares of our common stock distributed in the distribution will be eligible for immediate resale in the public market. In spin-off transactions similar to the distribution, it is not unusual for a significant redistribution of shares to occur during the first few weeks or even months following completion of the spin-off. We are unable to predict whether substantial amounts of our common stock will be sold in the open market following the distribution or what effect these sales may have on the market price of our common stock. A portion of Rockwell's common stock is held by index funds tied to the Standard & Poor's 500 index. If our stock is not included in this index at the time of Rockwell's distribution of our common stock, these index funds will be required to sell our stock. Any sales of substantial amounts of our common stock in the public market, or the perception that any redistribution has not been completed, could materially adversely affect the market price of our common stock.

PROVISIONS IN OUR ORGANIZATIONAL DOCUMENTS AND RIGHTS PLAN AND DELAWARE LAW WILL MAKE IT MORE DIFFICULT FOR SOMEONE TO ACQUIRE CONTROL OF US.

     Our restated certificate of incorporation, our amended by-laws, the rights plan we will enter into and the Delaware General Corporation Law contain several provisions that would make more difficult an acquisition of control of our company in a transaction not approved by our board of directors, including transactions in which shareowners might otherwise receive a premium for their shares over then current prices, and that may limit the ability of shareowners to approve transactions that they may deem to be in their best interests. Our restated certificate of incorporation and amended by-laws include provisions such as:

     - the division of our board of directors into three classes to be elected on a staggered basis, one class each year;

     - a provision authorizing our board of directors to issue shares of our preferred stock in one or more series without further authorization of our shareowners;

     - a prohibition on shareowner action by written consent;

     - a requirement that shareowners provide advance notice of any shareowner nomination of directors or any proposal of new business to be considered at any meeting of shareowners;

     - a requirement that a supermajority vote be obtained to remove a director for cause or to amend or repeal specified provisions of our restated certificate of incorporation or amended by-laws;

     - elimination of the right of shareowners to call a special meeting of shareowners; and

     - a fair price provision.

     Our rights agreement gives our shareowners rights that would substantially increase the cost of acquiring us in a transaction not approved by our board of directors.

     In addition, Section 203 of the Delaware General Corporation Law generally provides that a corporation shall not engage in any business combination with any interested shareowner during the three-year period following the time that the shareowner becomes an interested shareowner, unless a majority of the directors then in office approves either the business combination or the transaction that results in the shareowner becoming an interested shareowner or specified shareowner approval requirements are met.

WE MAY BE RESPONSIBLE FOR FEDERAL INCOME TAX LIABILITIES THAT RELATE TO THE DISTRIBUTION.

     The distribution is conditioned upon the receipt by Rockwell of a tax ruling from the Internal Revenue Service, or the IRS, to the effect that the distribution will qualify as a tax-free reorganization for U.S. federal income tax purposes. While such a tax ruling generally is binding on the IRS, the continuing validity of any such ruling is subject to certain factual representations and assumptions. We are not aware of any facts or circumstances that would cause these representations and assumptions to be untrue.

     The tax allocation agreement to be entered into between us and Rockwell provides that we will be responsible for any taxes imposed on Rockwell, us or Rockwell shareowners as a result of either:

     - the failure of the distribution to qualify as a tax-free reorganization for U.S. federal income tax purposes, or

     - the subsequent disqualification of the distribution as a tax-free transaction to Rockwell for U.S. federal income tax purposes,

if the failure or disqualification is attributable to specific post-distribution actions by or in respect of us, our subsidiaries or our shareowners. For example, even if the distribution otherwise qualifies as a tax-free reorganization for U.S. federal income tax purposes, it may be disqualified as tax-free to Rockwell if 50% or more of our stock is acquired as part of a plan or series of related transactions that include the distribution. For this purpose, any acquisitions of our stock within two years before or after the distribution are presumed to be part of such a plan, although Rockwell or we may be able to rebut that presumption. Under proposed IRS regulations, if specified conditions are satisfied, an acquisition occurring more than six months after the distribution will not be considered as part of a plan which includes the distribution provided that there was no agreement, understanding, arrangement or substantial negotiations concerning the acquisition before a date that is six months after the distribution. There is no assurance that the proposed regulations will become effective. The process for determining whether a change of ownership has occurred under the tax rules is complex and uncertain. If we do not carefully monitor our compliance with these rules we might inadvertently cause or permit a change of ownership to occur, triggering our obligation to indemnify Rockwell pursuant to the tax allocation agreement. In addition, our obligation to indemnify Rockwell in the event that a change of ownership causes the distribution not to be tax-free could discourage or prevent a third party from making a proposal to acquire our company.

     If we were required to pay any of the taxes described above, the payment would be substantial and would have a material adverse effect on our business, financial condition and results of operation.

                                USE OF PROCEEDS

     Any proceeds received by us from the exercise of the Collins options covered by the Plan will be used for general corporate purposes. These proceeds represent the exercise prices for the Collins options. We will not receive any proceeds from sales by Selling Shareowners of our common stock acquired upon exercise of their Collins options.

                    DETERMINATION OF OPTION EXERCISE PRICES

     In connection with the distribution, we will enter into an employee matters agreement with Rockwell which provides for the adjustment of outstanding options to purchase Rockwell common stock, or Rockwell options, granted under the Rockwell International Corporation 2000 Long-Term Incentives Plan, or the Rockwell 2000 LTIP, the Rockwell International Corporation 1995 Long-Term Incentives Plan, or the Rockwell 1995 LTIP, the Rockwell International Corporation 1988 Long-Term Incentives Plan, or the Rockwell 1988 LTIP, and the Rockwell International Corporation Directors Stock Plan, or the Rockwell Directors Plan, which together with the Rockwell 2000 LTIP, the Rockwell 1995 LTIP and the Rockwell 1988 LTIP are referred to as the Rockwell Option Plans.

     Rockwell options outstanding at the time of the distribution which are held by persons who are active employees of our Avionics and Communications business immediately after the distribution (other than former Rockwell corporate employees who become employees of our Avionics and Communications business in connection with the distribution) generally will be replaced with options to purchase shares of our common stock. The number of shares these Collins options cover and their exercise price per share will be determined using a formula designed to cause (1) the economic value of such Collins options (i.e., the difference between the fair market value of the shares of our common stock subject to such options and the aggregate per share exercise price thereof) immediately after the distribution to be the same as the economic value immediately prior to the distribution of the Rockwell options being replaced, and (2) the ratio of the exercise price to the fair market value of the underlying stock to remain the same immediately before and immediately after the distribution.

     Rockwell options outstanding at the time of the distribution which are held by persons who are active employees of Rockwell's Automation business (including its Electronic Commerce business) immediately after the distribution (other than former Rockwell corporate employees who become employees of Rockwell's Automation business in connection with the distribution) generally will remain Rockwell options, but the number of shares they cover and the exercise price per share will be adjusted using a formula designed to cause (1) the economic value of such Rockwell options (i.e., the difference between the fair market value of the shares of Rockwell common stock subject to such options and the aggregate per share exercise price thereof) to remain the same immediately before and immediately after the distribution, after giving effect to any change in the market value of Rockwell common stock resulting from the distribution, and (2) the ratio of the exercise price to the fair market value of the underlying Rockwell common stock to remain the same immediately before and immediately after the distribution.

     All other Rockwell options outstanding at the time of the distribution (including options which are held by persons who, immediately after the distribution, are (i) active Rockwell Science Center employees or active employees of any divested Rockwell business, (ii) former Rockwell corporate employees (including those who become employees of our Avionics and Communications business or Rockwell's Automation business in connection with the distribution), (iii) former employees of any business of Rockwell, including former employees of our Avionics and Communications business, Rockwell's Automation business, the Rockwell Science Center or any divested Rockwell business or (iv) active or former outside directors of Rockwell) generally will be adjusted so that following the distribution, each option holder will hold Rockwell options and Collins options. The number of shares subject to, and the exercise prices of, such options will be adjusted to take into account the distribution using a formula designed to cause (1) the aggregate economic value (i.e., the difference between the aggregate fair market value of the shares subject to such options and the aggregate per share exercise prices thereof) of the resulting Rockwell and Collins options immediately after the distribution to be equal to the aggregate economic value of the Rockwell options immediately prior to the distribution, and (2) for each resulting option, the ratio of the exercise price to the fair market value of the underlying stock to remain the same immediately before and immediately after the distribution.

     The Collins options resulting from these adjustments will otherwise have the same terms and conditions under the Plan as under the Rockwell Option Plans.

                                    THE PLAN

     The shares of our common stock we are offering by this prospectus may be acquired by participants in the Plan upon the exercise of Collins options in accordance with the terms of the Plan and the option agreements assumed by us.

     The following statements include summaries of certain provisions of the Plan. These statements do not purport to be complete and are qualified by reference to the provisions of the Plan, which are incorporated by reference into this prospectus.

     The Plan was adopted by our board of directors on June 1, 2001 and approved by Rockwell, as our sole shareowner, on June 5, 2001 and will become effective as of June 29, 2001, the expected date of the distribution. In connection with the distribution, certain Rockwell options granted pursuant to the Rockwell Option Plans will be adjusted as described above. We have assumed Rockwell's obligations with respect to the resulting Collins options. The purpose of the Plan is to provide a means for us to perform our obligations with respect to those Collins options and to foster creation of and enhance value for our shareowners by linking the compensation of our officers and other key employees, whose stock options granted pursuant to the Rockwell Option Plans generally will be converted into Collins options, to increases in the price of our common stock, thus providing means by which persons of outstanding abilities can be motivated and retained. The Plan authorizes the issuance of an aggregate number of shares of our common stock (currently estimated to be [15,000,000]) necessary to provide for the exercise of all Collins options outstanding on the date of the distribution as a result of adjustments to Rockwell options, as may be adjusted from time to time under the Plan. No further grants will be made under the Plan.

     Administration. Our Compensation and Management Development Committee, or the Committee, may exercise all responsibilities, powers and authority relating to the administration of the Plan not reserved to our board of directors. The Committee is designated by the board of directors from among its members, excluding any members who hold any Collins options governed by the Plan. The board of directors, however, reserves the right, in its sole discretion, to exercise or authorize another committee or person to exercise some or all of the responsibilities, powers and authority vested in the Committee under the Plan.

     Participation. Participants under the Plan, or the Plan Participants, include the following persons:

          (1) Any employee (a continuing USA participant) of Rockwell or its subsidiaries as of the close of business on May 31, 1996 who then held one or more outstanding Rockwell options and who on or before the close of business on December 6, 1996 became an employee of United Space Alliance, LLC, or USA, immediately upon termination of employment (by retirement or otherwise) by Rockwell or a subsidiary corporation of Rockwell, but only for purposes of determining such an employee's rights with respect to his or her outstanding Collins options and only so long as such employee shall remain an employee of USA and The Boeing Company, or Boeing, or any of its respective subsidiaries shall continue to own at least 50% of the total ownership interests in USA;

          (2) any employee (a continuing Boeing participant) as of the opening of business on December 6, 1996 who then held one or more outstanding Rockwell options and who as of the close of business on that date remained or became an employee of Boeing North American, Inc., or Boeing NA, Boeing, or any of their respective subsidiaries, but only for purposes of determining such an employee's rights with respect to his or her outstanding Collins options and only so long as such employee shall remain an employee of Boeing NA, Boeing or any of their respective subsidiaries;

          (3) any employee (a continuing Meritor participant) as of the opening of business on September 30, 1997, who then held one or more outstanding Rockwell options and who as of the close of business on that date remained or became an employee of Meritor Automotive, Inc. (now ArvinMeritor, Inc.) or any of its subsidiaries, but only for purposes of determining such an employee's rights with respect to his or her outstanding Collins options and only so long as such an employee shall remain an employee of Meritor or its successor, such as ArvinMeritor, or any of its subsidiaries;

          (4) any employee (a continuing Collins participant) as of the opening of business on the date of the distribution who then held one or more outstanding Rockwell options and who as of the close of business on that date remains or becomes our employee or an employee of any of our subsidiaries, but only for purposes of determining such an employee's rights with respect to his or her outstanding Collins options and only so long as such an employee shall remain our employee or an employee of any of our subsidiaries; and

          (5) any other person (a continuing Rockwell participant) who as of the close of business on the date of the distribution held one or more outstanding Rockwell options, but only for purposes of determining the rights of such person with respect to his or her outstanding Collins options and only so long as such person (or his or her legatees, heirs or permitted assigns) shall remain entitled to exercise such Collins options.

     Stock Options. The outstanding Collins options entitle the respective holders thereof to purchase such number of shares of our common stock at such exercise price as has been determined pursuant to the adjustment provisions of the employee matters agreement described under "Determination of Option Exercise Prices". The Collins options otherwise will have the same terms and conditions as the Rockwell options from which they are derived, except that the purchase price of our common stock with respect to which a Collins option or portion thereof is exercised cannot be paid by delivery of shares of Rockwell common stock but may be payable in full in cash or in shares of our common stock or in a combination of cash and our common stock (based on its fair market value on the date the Collins option is exercised).

     Effect of Death or Termination of Employment. (1) If the employment by Rockwell or any of its subsidiaries of a continuing Rockwell participant, the service as a director of Rockwell of any non-employee director of Rockwell, the employment by USA of a continuing USA participant, the employment by Boeing NA, Boeing or any of their respective subsidiaries of a continuing Boeing participant, the employment by ArvinMeritor or any of its subsidiaries of a continuing Meritor participant or the employment by us or any of our subsidiaries of a continuing Collins participant who (or whose permitted transferee) holds any outstanding Collins options terminates by reason of the death of such participant, the Collins options not theretofore exercised may be exercised from and after the date of the death of such participant for a period of three years (or until the expiration date specified in the Rockwell option from which the Collins option is derived, if earlier) even if any of them was not exercisable at the date of death.

     (2) If a continuing USA participant, a continuing Boeing participant, a continuing Meritor participant or a continuing Collins participant who (or whose permitted transferee) holds outstanding Collins options retires or has retired under a retirement plan of USA, Boeing NA, Boeing, ArvinMeritor, our company or any of their respective subsidiaries, at any time after a portion of those Collins options has become exercisable, the Collins options not yet exercised may be exercised from and after the date upon which they are first exercisable under the terms thereof for a period of five years from the date of retirement (or until the expiration date specified in the Rockwell option from which the Collins option is derived, if earlier) even if any of them was not exercisable at the date of retirement, except that Collins options derived from Rockwell options granted prior to November 30, 1994 may be exercised for such period, not to exceed three years from the date of retirement, as specified in the Rockwell option from which the Collins option is derived (or until the expiration date specified in such Rockwell option, if earlier) and only to the extent the grantee thereof (or a permitted transferee) was entitled to exercise the Collins options at the time of such retirement.

     (3) If a continuing Rockwell participant who (or whose permitted transferee) holds outstanding Collins options retires or has retired under a retirement plan of Rockwell or any of its subsidiaries at any time after a portion of those Collins options has become exercisable, the Collins options not yet exercised may be exercised from and after the date upon which they are first exercisable under the terms thereof for a period of five years from the date of retirement (or until the expiration date specified in the Rockwell option from which the Collins option is derived, if earlier) even if any of them was not exercisable at the date of retirement, except that Collins options derived from Rockwell options granted prior to November 30, 1994 may be exercised for such period, not to exceed three years, from the date of retirement as specified in the Rockwell option from which the Collins option is derived (or until the expiration date specified in such Rockwell option, if earlier) and only to the extent the continuing Rockwell participant (or permitted transferee) was entitled to exercise the Collins options at the time of such retirement.

     (4) If a non-employee director of Rockwell who holds outstanding Collins options retires as a director of Rockwell after attaining age 72 or completing ten years of service as a director of Rockwell whether or not any portion of those Collins options was exercisable at the date of retirement, the Collins options not theretofore exercised may be exercised from and after the date upon which they are first exercisable under the terms thereof for a period of five years from the date of retirement (or until the expiration date specified in the Rockwell option from which the Collins option is derived, if earlier) even if any of them was not exercisable at the date of retirement.

     (5) If the employment by Rockwell or any of its subsidiaries of a continuing Rockwell participant who was an employee prior to the close of business on the date of the distribution, the employment by USA of a continuing USA participant, the employment by Boeing NA, Boeing or any of their respective subsidiaries of a continuing Boeing participant, the employment by ArvinMeritor or its subsidiaries of a continuing Meritor participant or the employment by us or our subsidiaries of a continuing Collins participant who (or whose permitted transferee) holds any outstanding Collins options is terminated or has been terminated for any reason other than death or retirement under a retirement plan of Rockwell, USA, Boeing NA, Boeing, ArvinMeritor, our company or any of their respective subsidiaries, Collins options not theretofore exercised may be exercised only within 90 days after the termination of such employment (or until the expiration date of the Rockwell option from which the Collins option is derived, if earlier) and only to the extent the grantee thereof (or a permitted transferee) was entitled to exercise the Collins options at the time of termination of such employment, unless and except to the extent the Committee may otherwise determine; provided however, that the Committee shall not in any event permit a longer period of exercise than would have been applicable had the provisions of clauses (2) or (3) above been applicable.

     Shares Deliverable. Our common stock which may be delivered upon exercise of Collins options may consist in whole or in part of unissued or reacquired common stock.

     Adjustments. Our board of directors may make such amendments to the Plan and make or take such adjustments and actions as they may deem appropriate under the circumstances if there shall be any change in or affecting our common stock on account of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or combination, or other distribution to holders of our common stock (other than a cash dividend). These amendments, adjustments and actions may include, without limitation, changes in the number of shares of our common stock which may be issued or transferred pursuant to the Plan, the number of shares of our common stock subject to outstanding Collins options and the related price per share. Without limiting the generality of the foregoing, (i) if any such change in or affecting our common stock shall result in an increase in the number of shares of our common stock, the number of shares of our common stock remaining subject to the Plan and the number of shares of our common stock covered by outstanding Collins options shall be proportionately increased and the price for each share of our common stock then covered by an outstanding Collins option shall be proportionately reduced, and (ii) if any such change in or affecting our common stock shall result in a decrease in the number of outstanding shares of our common stock, the number of shares of our common stock remaining subject to the Plan and the number of shares of our common stock covered by outstanding Collins options shall be proportionately decreased and the price for each share of our common stock then covered by an outstanding Collins option shall be proportionately increased.

     Amendment and Termination. The Committee has the power in its discretion to amend, suspend or terminate the Plan or Collins options subject thereto at any time except that, subject to the adjustment provisions discussed above, (1) without the consent of the person affected, no such action may cancel or reduce an outstanding Collins option other than as provided for or contemplated in the agreement evidencing the Collins option and (2) without the approval of our shareowners, the Committee may not (A) increase the total number of shares that may be issued or transferred pursuant to the Plan or (B) reduce the exercise price of any Collins option.

     Limited Assignability; Fractional Shares; No Rights as Shareowner. No Collins option may be assigned, pledged or transferred except (1) by will or by the laws of descent and distribution; or (2) by gift to any member of the participant's immediate family or to a trust for the benefit of one or more members of the participant's immediate family, if permitted in the applicable agreement governing the Rockwell option from which that Collins option is derived; or (3) as otherwise determined by the Committee. Each Collins option shall be exercisable during the lifetime of the participant to whom the Rockwell option from which it is derived was granted only by such participant unless the Collins option has been transferred in accordance with the provisions of the applicable agreement governing the Rockwell option from which that Collins option is derived, to a member of the participant's immediate family or a trust for the benefit of one or more members of the participant's immediate family, in which case it shall be exercisable only by such transferee (or by the legal representative of the estate or by the heirs or legatees of such transferee). For purposes of this provision, a participant's "immediate family" means the participant's spouse and natural, adopted or step-children and grandchildren.

     No person will have the rights or privileges of a shareowner with respect to common stock subject to a Collins option until exercise of such Collins option.

     No fractional shares of our common stock may be issued or transferred pursuant to the Plan. If any Collins option shall be exercisable for a fractional share of our common stock, the person entitled thereto will be paid an amount equal to the excess of the fair market value as of the date of exercise over the exercise price for any fractional share of our common stock deliverable in respect of exercise of that Collins option.

     Change of Control Benefits. Notwithstanding any other provision of the Plan, if a change of control occurs, then all Collins options then outstanding pursuant to the Plan will immediately become fully exercisable whether or not otherwise then exercisable. The following situations qualify as a change of control:

          (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), or a Person, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of either (A) the then outstanding shares of our common stock, or our Outstanding Common Stock, or (B) the combined voting power of our then outstanding securities entitled to vote generally in the election of directors, or our Outstanding Voting Securities; provided, however, that for purposes of this paragraph (1), the following acquisitions shall not constitute a change of control: (w) any acquisition directly from us, (x) any acquisition by us, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us, Rockwell or any corporation controlled by us or Rockwell or (z) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (3) below; or

          (2) Individuals who, as of the date of the distribution, constitute our board of directors, or the Incumbent Board, cease for any reason to constitute at least a majority of our board of directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by our shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors; or

          (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets or the acquisition of assets of another entity, or a Corporate Transaction, in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of our Outstanding Common Stock and our Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns us or all or substantially all of our assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of our Outstanding Common Stock and our Outstanding Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of ours, of Rockwell or of such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors, providing for such Corporate Transaction; or

          (4) Approval by our shareowners of a complete liquidation or dissolution of our company.

                                TAX CONSEQUENCES

     We have been advised by Chadbourne & Parke LLP, our counsel, that under the present provisions of the Internal Revenue Code, or the Code, the principal U.S. federal income tax consequences under the Plan relating to stock options and stock "swaps" are as set forth below. Participants subject to tax laws in another country should seek advice from a knowledgeable tax advisor in that country.

     Options covered by the Plan were, at the time of grant, intended to qualify as either incentive stock options under the Code or non-qualified stock options.

     Incentive Stock Options. The grant of an incentive stock option does not result in any immediate tax consequences to us or the optionee. An optionee will not realize taxable income, and we will not be entitled to any deduction, upon the exercise of an incentive stock option if the optionee was an employee of us (or an employee of our parent, subsidiary or successor corporation) at all times from the date the option was granted to the day three months (or, in the case of an employee who is disabled within the meaning of Section 22(e)(3) of the Code, one year) before the date of such exercise. (However, the excess of the fair market value of the shares at the time of exercise of the option (or, in the case of an employee subject to Section 16(b) of the Exchange Act, at the time described under Non-qualified Stock Options below) over the option price will be includable in the employee's "alternative minimum taxable income" and may, therefore, be subject to the "alternative minimum tax" imposed on such income at the maximum rate of 28%.) If such employee does not dispose of the shares of stock transferred upon such exercise within the later of (1) two years after the date the option was granted and (2) one year after the issue or transfer of the shares to the employee, gain or loss realized upon disposition thereafter of such shares by the employee will be treated as long-term capital gain or loss. If the shares of stock are disposed of before the expiration of the later of the foregoing two- or one-year holding periods, the employee will realize ordinary taxable income in the year of such disposition in an amount equal to (1) the excess of the fair market value of the shares at the time of exercise of the option (or, under applicable regulations, in the case of an employee subject to Section 16(b) of the Exchange Act, upon the expiration of the period described under Non-qualified Stock Options below) over the option price or (2) if the disposition is a taxable sale or exchange, the amount of gain realized if such amount is less than the amount determined in clause (1) above. Any taxable gain recognized on the disposition in excess of the amount thus taxable as ordinary income will be treated as capital gain, long-term or short-term depending on whether the stock has been held for more than one year. Upon such a disposition, we will generally be entitled to a deduction in an amount equal to the ordinary income realized by the employee.

     If an employee was not an employee of us (or an employee of our parent, subsidiary or successor corporation) at all times from the date the option was granted to the day three months (or, in the case of a disabled employee, one year) before the date on which an incentive stock option is exercised, such employee will realize ordinary taxable income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price, and we will be entitled to a deduction in the same amount. In the case of any such employee who is subject to Section 16(b) of the Exchange Act, the special rule described below in connection with non-qualified stock options will be applicable to the receipt of shares upon such exercise. Any difference between the market value used to determine the amount of includable ordinary taxable income and the price at which the employee may subsequently sell his or her shares will be treated as taxable capital gain or loss, long-term or short-term depending on the length of time the shares have been held.

     Under the present provisions of the Code, long-term capital gains are taxable at a maximum rate of 20% and capital losses of individual taxpayers are deductible only against capital gains and a limited amount of ordinary income.

     Non-qualified Stock Options. The grant of a non-qualified stock option has no immediate tax consequences to us or the optionee. If an optionee exercises a non-qualified stock option, the optionee will, except as noted below, realize ordinary taxable income measured by the difference between the option price and the fair market value of the shares on the date of exercise, and we will be entitled to a deduction in the same amount. Any difference between such fair market value and the price at which the optionee may subsequently sell such shares will be treated as taxable capital gain or loss, long-term or short-term depending on the length of time the shares have been held.

     In the case of an optionee subject to Section 16(b) of the Exchange Act who exercises a non-qualified stock option, if the optionee has not made a matching purchase of shares during the six-month period before exercise of the option, taxable income attributable to the exercise of the option will not be deferred. However, if the optionee has made a matchable purchase within the six-month period, realization of ordinary taxable income may be deferred until the expiration of the period, if any, during which a sale of the shares could subject the optionee to suit under Section 16(b) (unless the optionee elects under Section 83(b) of the Code to realize ordinary taxable income at the time of the exercise); under present Internal Revenue Service regulations and other interpretations, due to changes in Section 16(b) rules adopted by the Commission several years ago, this conclusion is not entirely certain. If realization of ordinary taxable income is not deferred as described above, or if the optionee elects under Section 83(b) of the Code to be taxed currently, the optionee will be taxed at the time of exercise measured by the difference between the option price and the fair market value of the shares at that time.

     Stock "Swaps". The tax consequences of the surrender of shares of our common stock in payment of the option price will vary depending upon whether the option is a non-qualified stock option or an incentive stock option, and in the latter case whether the stock surrendered was acquired upon exercise of a non-qualified or incentive stock option.

     If the option price of a non-qualified stock option is paid in shares of stock, rather than cash, no taxable gain or loss would be recognized upon the transfer of such shares in payment of the option price to the extent that the number of shares received was equal to the number of shares surrendered. In such case, the basis and holding period of a corresponding number of the shares received would be the same as the basis and holding period of the shares surrendered. If the shares surrendered were received upon exercise of an incentive stock option, the surrender would not constitute a disposition of such shares so as to result in realization of taxable ordinary income for failure to satisfy the holding period requirements applicable to incentive stock options. To the extent that the number of shares received upon the exercise of a non-qualified stock option exceeded the number of shares surrendered, the employee would realize taxable ordinary income in an amount equal to the fair market value of such excess number of shares, and the employee's basis for such shares would be equal to such amount.

     If the option price of an incentive stock option is paid in shares of stock (other than shares that had been acquired upon exercise of an incentive stock option as described below), no taxable gain or loss will be recognized on the surrender of such shares and the basis and (except as stated below) the holding period of a corresponding number of the shares received will be the same as the basis and holding period of the shares surrendered. The basis of any additional shares received in exchange for the shares surrendered would be zero, and the holding period of such additional shares would commence at the time issued or transferred to the employee upon the exercise. The disposition of any of the shares received upon exercise of the incentive stock option before the expiration of the two- or one-year holding periods described under Incentive Stock Options above will constitute a "disqualifying disposition" of such shares resulting in realization of taxable ordinary income (and capital gain) as described under Incentive Stock Options above. If only a portion of the shares received upon exercise are disposed of, the shares disposed of will be deemed to be those with the lowest tax basis. If the option price of an incentive stock option is paid in shares of stock that had been acquired upon exercise of an incentive stock option before the expiration of the required holding periods applicable to such options, such surrender will constitute a "disqualifying disposition" of such shares, resulting in realization of taxable ordinary income (and capital gain) as described under Incentive Stock Options above. Such recognition of income in respect of the shares surrendered will not otherwise affect the tax treatment of the incentive stock option and stock received upon exercise thereof, as described under Incentive Stock Options above.

     Since the foregoing does not purport to be a complete description of the U.S. federal income tax aspects of the benefits under the Plan and does not consider the effect of any state or foreign law, holders should consult their tax advisors on any questions they may have.

                              SELLING SHAREOWNERS

     Information regarding the Selling Shareowners, the shares of our common stock beneficially owned by them, the shares of our common stock offered by them through this prospectus and the shares of our common stock to be beneficially owned by them after completion of the offering will be set forth in a supplement to this prospectus.

     The distribution of the shares by the Selling Shareowners is not subject to any underwriting agreement. The Selling Shareowners may sell the shares offered through this prospectus from time to time in transactions over one or more stock exchanges, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The Selling Shareowners may effect such transactions by selling the shares to or through brokers or dealers, and such brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareowners or the purchasers of the shares for whom such brokers or dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker or dealer might be in excess of the customary commissions). The Selling Shareowners and any brokers or dealers that participate with the Selling Shareowners in the distribution of the shares may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the shares may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any shares of our common stock covered by this prospectus that also qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

     The Selling Shareowners will pay any transaction costs associated with effecting any sales that occur other than the fees and expenses incident to the registration of the shares of our common stock covered by this prospectus, which will be paid by us.

     The Selling Shareowners are not restricted as to the price or prices at which they may sell their shares of our common stock. Such shares may have an adverse effect on the market price of our common stock. Moreover, the Selling Shareowners are not restricted as to the number of shares that may be sold at any time, and it is possible that a significant number of shares could be sold at the same time, which may have an adverse effect on the market price of our common stock.

                                    EXPERTS

     The financial statements of Rockwell Collins, as of September 30, 1999 and 2000, and for each of the three years in the period ended September 30, 2000, and the related financial statement schedule and the balance sheet of New Rockwell Collins, Inc. as of April 10, 2001 incorporated by reference in this prospectus from the Form 10 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which report on Rockwell Collins expresses an unqualified opinion and includes an explanatory paragraph noting that Rockwell Collins had not previously operated as a stand-alone company during the periods presented), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of our common stock offered by this prospectus will be passed upon by Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, our counsel.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Rockwell or we will pay all expenses incident to the offering and sale of our common stock being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Commission registration fee.

                                                               AMOUNT
                                                              --------
Commission Registration Fee.................................  $ 28,402
*Costs of Printing..........................................  $ 20,000
*Legal Fees and Expenses....................................  $ 40,000
*Accounting Fees and Expenses...............................  $  5,000
*Miscellaneous Expenses.....................................  $  6,598
                                                              --------
          *Total............................................  $100,000

---------------
* Estimated

ITEM 15.  LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to limitations. Our restated certificate of incorporation provides that our directors are not liable to us or our shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or the shareowners, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock, or (iv) for any transaction from which a director derived an improper personal benefit.

     The Delaware General Corporation Law provides for indemnification of directors, officers, employees and agents subject to limitations. Our amended By-laws and the appendix thereto provide for the indemnification of directors, officers, employees and agents to the extent permitted by Delaware law. It is expected that our directors and officers will be insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

ITEM 16.  INDEX TO EXHIBITS.

4.a.1 Restated Certificate of Incorporation of Rockwell Collins, filed as Exhibit 4.1 to the New Rockwell Collins
       Registration Statement on Form S-8 (Registration No.
       333-63100) (the "Form S-8"), is hereby incorporated by reference.
4.a.2  By-Laws of Rockwell Collins, filed as Exhibit 4.2 to the
       Form S-8, are hereby incorporated by reference.
4.a.3 Specimen certificate for Rockwell Collins Common Stock, par value $.01 per share, filed as Exhibit 4.1 to the New
       Rockwell Collins Registration Statement on Form 10, as amended (File No. 001-16445) (the "Form 10"), is hereby incorporated by reference.
4.a.4 Form of Rights Agreement by and between Rockwell Collins and the rights agent named therein, filed as Exhibit 4.2 to the Form 10, is hereby incorporated by reference.
4.b.1  Rockwell Collins 2001 Stock Option Plan.
4.c.1  Forms of Stock Option Agreements under Rockwell's 1988
       Long-Term Incentives Plan for options granted prior to May
       1, 1992, filed as Exhibit 10-d-2 to Rockwell's Annual Report on Form 10-K for the year ended September 30, 1988 (File No.
       1-1035), are hereby incorporated by reference.
4.c.2  Forms of Stock Option and Stock Appreciation Rights
       Agreements under Rockwell's 1988 Long-Term Incentives Plan for options and stock appreciation rights granted prior to May 1, 1992, filed as Exhibit 10-d-3 to Rockwell's Annual
       Report on Form 10-K for the year ended September 30, 1988
       (File No. 1-1035), are hereby incorporated by reference.
4.c.3  Form of Stock Option Agreement under Rockwell's 1988
       Long-Term Incentives Plan for options granted after May 1,
       1992 and prior to March 1, 1993, filed as Exhibit 28-a-1 to Rockwell's Quarterly Report on Form 10-Q for the quarter ended June 30, 1992 (File No. 1-1035), is hereby incorporated by reference.
4.c.4  Forms of Stock Option Agreements under Rockwell's 1988
       Long-Term Incentives Plan for options granted after March 1,
       1993 and prior to November 1, 1993, filed as Exhibit 28-a to Rockwell's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 (File No. 1-1035), are hereby incorporated by reference.
4.c.5  Forms of Stock Option Agreements under Rockwell's 1988
       Long-Term Incentives Plan for options granted after November
       1, 1993 and prior to December 1, 1994, filed as Exhibit
       10-d-6 to Rockwell's Annual Report on Form 10-K for the year ended September 30, 1993 (File No. 1-1035), are hereby incorporated by reference.
4.c.6  Forms of Stock Option Agreements under Rockwell's 1988
       Long-Term Incentives Plan for options granted after December
       1, 1994, filed as Exhibit 10-d-7 to Rockwell's Annual Report on Form 10-K for the year ended September 30, 1994 (File No.
       1-1035), are hereby incorporated by reference.
4.d.1  Forms of Stock Option Agreements under Rockwell's 1995
       Long-Term Incentives Plan for options granted prior to December 3, 1997, filed as Exhibit 10-e-2 to Rockwell's
       Annual Report on Form 10-K for the year ended September 30,
       1994 (File No. 1-1035), are hereby incorporated by reference.
4.d.2  Forms of Stock Option Agreements under Rockwell's 1995
       Long-Term Incentives Plan for options granted between December 3, 1997 and August 31, 1998, filed as Exhibit
       10-b-3 to Rockwell's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-12383), are hereby incorporated by reference.
4.d.3  Form of Stock Option Agreement under Rockwell's 1995
       Long-Term Incentives Plan for options granted on April 23,
       1998, filed as Exhibit 10-b-4 to Rockwell's Annual Report on
       Form 10-K for the year ended September 30, 1998 (File No.
       1-12383), is hereby incorporated by reference.

4.d.4  Form of Stock Option Agreement under Rockwell's 1995
       Long-Term Incentives Plan for options granted on August 31,
       1998, filed as Exhibit 10-b-5 to Rockwell's Annual Report on
       Form 10-K for the year ended September 30, 1998 (File No.
       1-12383), is hereby incorporated by reference.
4.e.1  Form of Stock Option Agreement under Rockwell's Directors
       Stock Plan, filed as Exhibit 10-d to Rockwell's Quarterly
       Report on Form 10-Q for the quarter ended March 31, 1996
       (File No. 1-1035), is hereby incorporated by reference.
4.e.2  Form of Stock Option Agreement under Rockwell's Directors
       Stock Plan, filed as Exhibit 10-c-4 to Rockwell's Annual
       Report on Form 10-K for the year ended September 30, 2000
       (File No. 1-12383), is hereby incorporated by reference.
4.f.1  Forms of Stock Option Agreements under Rockwell's 2000
       Long-Term Incentives Plan, filed as Exhibit 10-e-2 to
       Rockwell's Annual Report on Form 10-K for the year ended
       September 30, 2000 (File No. 1-12383), are hereby incorporated by reference.
4.g.1 Copy of resolution of the Board of Directors of Rockwell, adopted November 6, 1996, adjusting outstanding awards under Rockwell's (i) 1988 Long-Term Incentives Plan, (ii) 1995
       Long-Term Incentives Plan and (iii) Directors Stock Plan, filed as Exhibit 4-g-2 to Rockwell's Registration Statement on Form S-8 (Registration No. 333-17055), is hereby incorporated by reference.
4.g.2 Copy of resolution of the Board of Directors of Rockwell, adopted September 3, 1997, adjusting outstanding awards under Rockwell's (i) 1988 Long-Term Incentives Plan, (ii)
       1995 Long-Term Incentives Plan and (iii) Directors Stock
       Plan, filed as Exhibit 10-e-3 to Rockwell's Annual Report on
       Form 10-K for the year ended September 30, 1997 (File No.
       1-12383), is hereby incorporated by reference.
4.g.3 Copy of resolution of the Board of Directors of Rockwell, adopted December 2, 1998, adjusting outstanding awards under Rockwell's (i) 1988 Long-Term Incentives Plan, (ii) 1995
       Long-Term Incentives Plan and (iii) Directors Stock Plan, filed as Exhibit 4.f.3 to the Conexant Systems, Inc.
       Registration Statement on Form S-3 (Registration No.
       333-70085), is hereby incorporated by reference.
4.g.4 Copy of resolutions of the Board of Directors of Rockwell, adopted January 6, 1999, amending the resolutions adopted on December 2, 1998, adjusting outstanding awards under Rockwell's (i) 1988 Long-Term Incentives Plan, (ii) 1995
       Long-Term Incentives Plan and (iii) Directors Stock Plan, filed as Exhibit 4.f.6 to the Conexant Systems, Inc.
       Registration Statement on Form S-3 (Registration No.
       333-70085), is hereby incorporated by reference.
4.g.5  Memorandum of Adjustments to Outstanding Options under
       Rockwell's 1988 Long-Term Incentives Plan, 1995 Long-Term
       Incentives Plan and Directors Stock Plan approved and adopted by the Board of Directors of Rockwell in connection with the spin-off of Conexant Systems, Inc., filed as
       Exhibit 10-d-3 to Rockwell's Annual Report on Form 10-K for the year ended September 30, 1999, is hereby incorporated by reference.
4.h.1 Copy of resolution of the Board of Directors of Rockwell, adopted June 6, 2001, adjusting outstanding awards under Rockwell's (i) 1998 Long-Term Incentives Plan, (ii) 1995
       Long-Term Incentives Plan, (iii) 2000 Long-Term Incentives
       Plan and (iv) Directors Stock Plan, and assigning to
       Rockwell Collins outstanding options to purchase shares of Rockwell Collins Common Stock.
4.h.2  Copy of resolution of the Board of Directors of Rockwell
       Collins, adopted June 13, 2001, assuming outstanding options to purchase shares of Rockwell Collins Common Stock.
    5 Opinion of Chadbourne & Parke LLP as to the legality of any newly issued shares of Rockwell Collins Common Stock covered by this registration statement.

 23.1  Consent of Deloitte & Touche LLP, independent auditors.
 23.2 Consent of Chadbourne & Parke LLP, contained in its opinion filed as Exhibit 5 to this registration statement.
   24 Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Rockwell Collins, filed as Exhibit 24 to the Form S-8, is hereby incorporated by reference.

ITEM 17.  UNDERTAKINGS.

     A. In this prospectus, we undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in this prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on the 15th day of June, 2001.

                                          NEW ROCKWELL COLLINS, INC.

                                          By /s/  LAWRENCE A. ERICKSON
                                            ------------------------------------
                                             (Lawrence A. Erickson, Senior Vice
                                                          President
                                                and Chief Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 15th day of June, 2001 by the following persons in the capacities indicated:

                     SIGNATURE                                             TITLE
                     ---------                                             -----
                 CLAYTON M. JONES*                   President and Chief Executive Officer (principal
                                                       executive officer) and Director

                 DONALD R. BEALL*                    Director

                ANTHONY J. CARBONE*                  Director

                RICHARD J. FERRIS*                   Director

               JOSEPH T. TOOT, JR.*                  Director

             /s/ LAWRENCE A. ERICKSON                Senior Vice President and Chief Financial Officer
---------------------------------------------------    (principal financial and accounting officer)
               Lawrence A. Erickson

           *By /s/ LAWRENCE A. ERICKSON
  ----------------------------------------------
              (Lawrence A. Erickson,
                Attorney-in-fact)**

** By authority of the powers of attorney filed as Exhibit 24 to this registration statement.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER
-------

 4.a.1 Restated Certificate of Incorporation of Rockwell Collins, filed as Exhibit 4.1 to the New Rockwell Collins
          Registration Statement on Form S-8 (Registration No.
          333-63100) (the "Form S-8"), is hereby incorporated by reference.

 4.a.2    By-Laws of Rockwell Collins, filed as Exhibit 4.2 to the
          Form S-8, are hereby incorporated by reference.

 4.a.3 Specimen certificate for Rockwell Collins Common Stock, par value $.01 per share, filed as Exhibit 4.1 to the New
          Rockwell Collins Registration Statement on Form 10, as amended (File No. 001-16445) (the "Form 10"), is hereby incorporated by reference.

 4.a.4 Form of Rights Agreement by and between Rockwell Collins and the rights agent named therein, filed as Exhibit 4.2 to the Form 10, is hereby incorporated by reference.

 4.b.1    Rockwell Collins 2001 Stock Option Plan.

 4.c.1    Forms of Stock Option Agreements under Rockwell's 1988
          Long-Term Incentives Plan for options granted prior to May
          1, 1992, filed as Exhibit 10-d-2 to Rockwell's Annual Report on Form 10-K for the year ended September 30, 1988 (File No.
          1-1035), are hereby incorporated by reference.

 4.c.2    Forms of Stock Option and Stock Appreciation Rights
          Agreements under Rockwell's 1988 Long-Term Incentives Plan for options and stock appreciation rights granted prior to May 1, 1992, filed as Exhibit 10-d-3 to Rockwell's Annual
          Report on Form 10-K for the year ended September 30, 1988
          (File No. 1-1035), are hereby incorporated by reference.

 4.c.3    Form of Stock Option Agreement under Rockwell's 1988
          Long-Term Incentives Plan for options granted after May 1,
          1992 and prior to March 1, 1993, filed as Exhibit 28-a-1 to Rockwell's Quarterly Report on Form 10-Q for the quarter ended June 30, 1992 (File No. 1-1035), is hereby incorporated by reference.

 4.c.4    Forms of Stock Option Agreements under Rockwell's 1988
          Long-Term Incentives Plan for options granted after March 1,
          1993 and prior to November 1, 1993, filed as Exhibit 28-a to Rockwell's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 (File No. 1-1035), are hereby incorporated by reference.

 4.c.5    Forms of Stock Option Agreements under Rockwell's 1988
          Long-Term Incentives Plan for options granted after November
          1, 1993 and prior to December 1, 1994, filed as Exhibit
          10-d-6 to Rockwell's Annual Report on Form 10-K for the year ended September 30, 1993 (File No. 1-1035), are hereby incorporated by reference.

 4.c.6    Forms of Stock Option Agreements under Rockwell's 1988
          Long-Term Incentives Plan for options granted after December
          1, 1994, filed as Exhibit 10-d-7 to Rockwell's Annual Report on Form 10-K for the year ended September 30, 1994 (File No.
          1-1035), are hereby incorporated by reference.

 4.d.1    Forms of Stock Option Agreements under Rockwell's 1995
          Long-Term Incentives Plan for options granted prior to December 3, 1997, filed as Exhibit 10-e-2 to Rockwell's
          Annual Report on Form 10-K for the year ended September 30,
          1994 (File No. 1-1035), are hereby incorporated by reference.

 4.d.2    Forms of Stock Option Agreements under Rockwell's 1995
          Long-Term Incentives Plan for options granted between December 3, 1997 and August 31, 1998, filed as Exhibit
          10-b-3 to Rockwell's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-12383), are hereby incorporated by reference.

 4.d.3    Form of Stock Option Agreement under Rockwell's 1995
          Long-Term Incentives Plan for options granted on April 23,
          1998, filed as Exhibit 10-b-4 to Rockwell's Annual Report on
          Form 10-K for the year ended September 30, 1998 (File No.
          1-12383), is hereby incorporated by reference.

EXHIBIT
NUMBER
-------

 4.d.4    Form of Stock Option Agreement under Rockwell's 1995
          Long-Term Incentives Plan for options granted on August 31,
          1998, filed as Exhibit 10-b-5 to Rockwell's Annual Report on
          Form 10-K for the year ended September 30, 1998 (File No.
          1-12383), is hereby incorporated by reference.

 4.e.1    Form of Stock Option Agreement under Rockwell's Directors
          Stock Plan, filed as Exhibit 10-d to Rockwell's Quarterly
          Report on Form 10-Q for the quarter ended March 31, 1996
          (File No. 1-1035), is hereby incorporated by reference.

 4.e.2    Form of Stock Option Agreement under Rockwell's Directors
          Stock Plan, filed as Exhibit 10-c-4 to Rockwell's Annual
          Report on Form 10-K for the year ended September 30, 2000
          (File No. 1-12383), is hereby incorporated by reference.

 4.f.1    Forms of Stock Option Agreements under Rockwell's 2000
          Long-Term Incentives Plan, filed as Exhibit 10-e-2 to
          Rockwell's Annual Report on Form 10-K for the year ended
          September 30, 2000 (File No. 1-12383), are hereby incorporated by reference.

 4.g.1 Copy of resolution of the Board of Directors of Rockwell, adopted November 6, 1996, adjusting outstanding awards under Rockwell's (i) 1988 Long-Term Incentives Plan, (ii) 1995
          Long-Term Incentives Plan and (iii) Directors Stock Plan, filed as Exhibit 4-g-2 to Rockwell's Registration Statement on Form S-8 (Registration No. 333-17055), is hereby incorporated by reference.

 4.g.2 Copy of resolution of the Board of Directors of Rockwell, adopted September 3, 1997, adjusting outstanding awards under Rockwell's (i) 1988 Long-Term Incentives Plan, (ii)
          1995 Long-Term Incentives Plan and (iii) Directors Stock
          Plan, filed as Exhibit 10-e-3 to Rockwell's Annual Report on
          Form 10-K for the year ended September 30, 1997 (File No.
          1-12383), is hereby incorporated by reference.

 4.g.3 Copy of resolution of the Board of Directors of Rockwell, adopted December 2, 1998, adjusting outstanding awards under Rockwell's (i) 1988 Long-Term Incentives Plan, (ii) 1995
          Long-Term Incentives Plan and (iii) Directors Stock Plan, filed as Exhibit 4.f.3 to the Conexant Systems, Inc.
          Registration Statement on Form S-3 (Registration No.
          333-70085), is hereby incorporated by reference.

 4.g.4 Copy of resolutions of the Board of Directors of Rockwell, adopted January 6, 1999, amending the resolutions adopted on December 2, 1998, adjusting outstanding awards under Rockwell's (i) 1988 Long-Term Incentives Plan, (ii) 1995
          Long-Term Incentives Plan and (iii) Directors Stock Plan, filed as Exhibit 4.f.6 to the Conexant Systems, Inc.
          Registration Statement on Form S-3 (Registration No.
          333-70085), is hereby incorporated by reference.

 4.g.5    Memorandum of Adjustments to Outstanding Options under
          Rockwell's 1988 Long-Term Incentives Plan, 1995 Long-Term
          Incentives Plan and Directors Stock Plan approved and adopted by the Board of Directors of Rockwell in connection with the spin-off of Conexant Systems, Inc., filed as
          Exhibit 10-d-3 to Rockwell's Annual Report on Form 10-K for the year ended September 30, 1999, is hereby incorporated by reference.

 4.h.1 Copy of resolution of the Board of Directors of Rockwell, adopted June 6, 2001, adjusting outstanding awards under Rockwell's (i) 1998 Long-Term Incentives Plan, (ii) 1995
          Long-Term Incentives Plan, (iii) 2000 Long-Term Incentives
          Plan and (iv) Directors Stock Plan, and assigning to
          Rockwell Collins outstanding options to purchase shares of Rockwell Collins Common Stock.

 4.h.2    Copy of resolution of the Board of Directors of Rockwell
          Collins, adopted June 13, 2001, assuming outstanding options to purchase shares of Rockwell Collins Common Stock.

 5 Opinion of Chadbourne & Parke LLP as to the legality of any newly issued shares of Rockwell Collins Common Stock covered by this registration statement.

23.1      Consent of Deloitte & Touche LLP, independent auditors.

EXHIBIT
NUMBER
-------

23.2 Consent of Chadbourne & Parke LLP, contained in its opinion filed as Exhibit 5 to this registration statement.

24 Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Rockwell Collins, filed as Exhibit 24 to the Form S-8, is hereby incorporated by reference.
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